SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

CHINA FIRE & SECURITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ____________________________
(2)	Aggregate number of securities to which transaction applies: ____________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: ___________________________________________________________________
(2)	Form, Schedule or Registration Statement No.: ___________________________________________________
(3)	Filing Party: _____________________________________________________________________________
(4)	Date Filed: ______________________________________________________________________________

China Fire & Security Group, Inc.

October 26, 2010
Dear Stockholder:

On behalf of the Board of Directors of China Fire & Security Group, Inc. (the “Company”), I invite you to attend our 2010 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:

At:	B-2508 TYG Center, C2, Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China

On:	December 10, 2010

Time:	8:00 AM, Beijing time

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2009 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors and any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Fire & Security Group, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Bin Gu Company Secretary, B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China.

Sincerely,
/s/ Weigang Li
Weigang Li
Chairman

CHINA FIRE & SECURITY GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 26, 2010

To the Stockholders of CHINA FIRE & SECURITY GROUP, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of China Fire & Security Group, Inc., a Florida corporation (the “Company”), will be held on December 10, 2010, at 8:00 AM, local time, at B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China, for the following purposes:

1.
To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2	To ratify Frazer Frost, LLP as the independent accountant for the fiscal year ending December 31, 2010;

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board unanimously recommends a vote FOR the election of the nominees as Directors.

Only stockholders of record at the close of business on October 13, 2010 are entitled to notice and to vote at the Meeting and any adjournment.

You are cordially invited to attend the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is available online at http://www.transferonline.com/chinafire. Our 2009 Annual Report is also available online, but it is not deemed to be part of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 10, 2010:

1.
This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and 2009 annual report are available at http://www.transferonline.com/chinafire

3.
If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 18, 2010 to facilitate timely delivery.

4.	You will receive another letter with your Proxy card and voting instructions. You will be able to return your vote by mail or vote online.

It is important that your shares are represented at the Meeting. We urge you to review the Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by either completing, signing and returning the proxy card to Transfer Online, (the “Transfer Agent”). If you attend the meeting, you may withdraw your proxy and vote your shares personally.

To request a paper or email copy of the Proxy Statement and our 2009 annual report, please contact Transfer Online, Inc. 317 SW Alder ST, 2nd Floor, Portland, OR 97204, United States. The email address is info@transferonline.com.

If you have any questions about the Proxy Statement and our 2009 annual report, please contact Bin Gu, Company Secretary, B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China. The email address is: ir@chinafiresecurity.com; or you can access the Company’s website at: http://www.chinafiresecurity.com.

If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

By Order of the Board of Directors,

/s/ Bin Gu
Company Secretary

CHINA FIRE & SECURITY GROUP, INC.
B-2508 TYG Center, C2, Dongsanhuanbeilu
Chaoyang District, Beijing 100027
People’s Republic of China

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Fire & Security Group, Inc., a Florida corporation (the “Company,” “CFSG” or “we”), for the 2010 Annual Meeting of Shareholders (the “Meeting”). The Meeting is to be held at 8:00 AM, Beijing time, on December 10, 2010, and at any adjournment or adjournments thereof, at B-2508 TYG Center, C2, Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China.

The approximate date on which the Proxy Statement and form of proxy are intended to be available online is October 26, 2010 at www.transferonline.com/chinafire .

The purposes of the Meeting are to seek stockholder approval of proposal: electing seven directors to the Board of Directors of the Company (the “Board”).

Who May Vote

Only shareholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on October 13, 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours, at the executive offices of the Company at B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China; by contacting Company Secretary.

The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued outstanding 27,601,663 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You will be provided with a proxy card and voting instructions. All shareholders have two voting options:

1.	Complete and sign the proxy card and mail it in the enclosed postage-paid envelope.

2.	Vote online using the authorization code that you will be provided to you.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein. In addition, if other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal of Election of Directors, the seven candidates for election as directors at the Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Meeting.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors) that require the affirmative vote of a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report and Proxy Statement for the 2010 Annual Meeting of Stockholders will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2009 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact

Company Secretary at B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China, Telephone number 86-10-8441-7400, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

Management and directors of the Company have an interest in matters that will be acted upon at the Annual Meeting because the directors are named as nominees for election to the Board.

 Security Ownership Of Certain Beneficial Owners And Management And Related Shareholders Matters

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, including 27,601,663 shares of Common Stock and 596,375 stock options that are exercisable by the management team within 60 days from October 13, 2010:

☐	each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;

☐	each of our directors, executive officers and nominees to become directors; and

☐	all directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Owner		Percent of Class
Common	Li Brothers Holding Inc.	12,768,000	(1)	44.3%
Common	China Honor Investment Limited	2,667,600	(2)	9.3%
Common	Weigang Li	15,601,225	(3)	54.2%
Common	Jincai Li	15,435,600	(4)	53.6%
Common	Brian Lin	1,067,850	(5)	3.7%
Common	Weishe Zhang	655,650	(6)	2.3%
Common	Tongzhou Qin	-		0.0%
Common	Xiaoyuan Yuan	16,250	(7)	0.1%
Common	Albert Mclelland	-		0.0%
Common	Xuewen Xiao	-		0.0%
Common	Xianghua Li	-		0.0%
Common	Guoyou Zhang	2,000	(8)	0.0%
Common	Directors and executive officers as a group (9 persons)	17,342,975	(9)	60.2%
_________________________
*	The address for the officers and directors is B-2502 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, Beijing 100027, People’s Republic of China, (86-10) 84417400.

(1)
Weigang Li and Ms. Jincai Li, as directors, share the voting power of Li Brothers Holding Inc.. Future Champion Limited and Alpha Great Holdings Limited are the shareholders of Li Brothers Holding Inc., each holding 50% of the outstanding shares of Li Brothers Holding Inc respectively. Jade Ground Holdings Limited owns 100% of the outstanding shares of Alpha Great Holdings Limited.  LGJ Family Trust owns 100% of the outstanding shares of Jade Ground Holdings Limited. Magic Express Limited owns 100% of the outstanding shares of Future Champion Limited.  LWG Family Trust owns 100% of the outstanding shares of Magic Express Limited. Mr. Weigang Li, is the brother of Ms. Jincai Li.

(2)
Mr. Weigang Li and Ms. Jincai Li, as directors, share the voting power of China Honor Investment Limited.  Alpha Great Holdings Limited owns 100% of the outstanding shares of China Honor Investment Limited. Jade Ground Holdings Limited owns 100% of the outstanding shares of Alpha Great Holdings Limited.  LGJ Family Trust owns 100% of the outstanding shares of Jade Ground Holdings Limited. Mr. Weigang Li, is the brother of Ms. Jincai Li.

(3)
Represents his voting power of Li Brothers Holding Inc. and China Honor Investment Limited plus his options to purchase 165,625 shares of Common Stock that is exercisable within 60 days from October 13, 2010.

(4)	Represents her voting power of Li Brothers Holding Inc. and China Honor Investment Limited.

(5)
Represents his indirect beneficial ownership China Fire & Security Group, Inc. through Vyle Investment Inc. of which he is the sole director with 100% voting power plus his options to purchase 281,250 shares of Common Stock that is exercisable within 60 days from October 13, 2010. Master Crest Holdings Limited, a BVI company, owns 100% of the outstanding shares of Vyle Investment Inc.  Master Crest Holdings Limited is 100% owned by BL Family Trust, a Foreign Grantor Trust registered in Cayman Islands.

(6)
Represents his indirect beneficial ownership of China Fire & Security Group Inc. through Small Special Technology Inc. of which he is the sole director with 100% voting power plus his options to purchase 131,250 shares of Common Stock that is exercisable within 60 days from October 13, 2010.

(7)	Represents his options to purchase 16,250 shares of Common Stock that is exercisable within 60 days from October 13, 2010.

(8)	Represents his options to purchase 2,000 shares of Common Stock that is exercisable within 60 days from October 13, 2010.
(9)	Represents the number of shares of Common Stock plus options to purchase 596,375 shares of Common Stock that is exercisable within 60 days from October 13, 2010.

PROPOSAL

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

There are currently seven directors serving on the Board. At the Meeting, seven directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all positions and offices that they hold with us, and their business experience during at least the last five years. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

Name	Age	Position	Director since
Weigang Li	42	Chairman of the Board	March 2010
Brian Lin	45	Director and Chief Executive Officer	October 2006
Weishe Zhang	45	Director and Chief Technology Officer	February 2009
Guoyou Zhang	58	Director	April 2007
Xuewen Xiao	41	Director	September 2008
Xianghua Li	65	Director	September 2008
Albert McLelland	51	Director	September 2008

          Mr. Weigang Li, Chairman of the Board, 42. Mr. Li has served as our VP of Sales since February 2009. Mr. Li co-founded Sureland Industrial in 1995 and held various positions, including deputy director, director and deputy General Manager of Sales. Mr. Li has been influential in winning a number of large, notable contracts since the Company’s inception. Mr. Li has over 15 years of hands on experience in project sales and sales force management in the China fire protection industry. He is currently completing a business diploma in an advanced program for young Chinese entrepreneurs at Tsinghua University.

Mr. Brian Lin, CEO, Director, 45. Mr. Lin has served as a director since October 2006. Mr. Lin has over 17 years management and technical experience both in the US and China. Mr. Lin is an early stage investor and co-founder of the Company and has been providing strategic guidance since its inception.

Prior to joining the Company full time in January 2006, Mr. Lin held various management and technical positions with UTStarcom in China and Nortel Networks and Motorola in the US. Mr. Lin received his Master’s Degree in Electrical Engineering from University of Toronto, Canada in 1990.

Mr. Weishe Zhang, Chief Technology Officer, Director, 45. Mr. Zhang has served as a director and our Chief Technology Officer since February 2009. From 2002 to February 2009, Mr. Zhang held various positions in the field of product research and development, including Director of System Integration, Director of Product Research and Development Center and Chief Engineer in Sureland Industrial (a wholly owned subsidiary of China Fire). With over 15 years of experience in the China fire protection industry, Mr. Zhang is the inventor of dozens of international and domestic product and technology patents. Mr. Zhang received a Master’s Degree in Engineering from Beijing University of Aeronautics & Astronautics in 1989.

Mr. Guoyou Zhang, Director, 59, Mr. Zhang has served as an independent Director since April 2007. Mr. Zhang is currently the Vice President of Beijing University and the director of the Institute of International Business Management, Beijing University. Professor Zhang has extensive experience in teaching economics and business management and has written and/or edited many published articles and books over the past 20 years. Mr. Zhang has been teaching in Beijing University since 1976. He received his Ph.D. degree in Economics from Beijing University in 1991.

Mr. Xuewen Xiao, Director, 41, Mr. Xuewen Xiao has served as an independent Director since September 2008. Mr. Xiao has been the president of Chongqing Iron & Steel Design & Research Institute and the chairman of CISDI Engineering Co, Ltd, a state-owned company since March 2003. Mr. Xiao graduated from Tsinghua University with Master of Science degree in Mechanical Engineering in 1994.

Mr. Xianghua Li, Director, 65, Mr. Xianghua Li has served as an independent Director since September 2008. Mr. Li was the vice chairman of China Fire Protection Association since October 2003. Mr. Li had his diploma from Military School of Mechanical Technology.

Mr. Albert McLelland, Director, 51, Albert Mclelland has served as an independent Director since September 2008. Since 2003, Mr. McLelland has been the Senior Managing Director of AmPac Strategic Capital LLC (AmPac) Prior to founding AmPac, Mr. McLelland was responsible for the day-to-day operations of the cross-border transactions Initiative of PricewaterhouseCoopers’ (PwC) Financial Advisory Services. Albert possesses extensive investment and merchant banking experience. He has built two Asian based financial service firms and also ran corporate finance at CEF Taiwan Limited. Mr. McLelland began his investment banking career at Shearson Lehman. Mr. McLelland is also teaching “Venturing in China” at the Caruth Institute for Entrepreneurship at the Cox School of Business at Southern Methodist University. Mr. McLelland holds an MBA degree from the University of Chicago and a Master of International Affairs from Columbia. He did his undergraduate studies at the University of South Florida and also studied Mandarin at the National Normal University in Taiwan.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTER

CFSG’s current corporate governance practices and policies are designed to promote stockholder value and CFSG is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the Nasdaq Stock Market, and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies.

Board Composition and Committees

Our Board has seven (7) members, of which four (4) are independent directors. We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee has been established as a separately designated standing committee in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee has at least one member, Mr. Albert McLelland, who meets the definition of a “financial expert” under SEC rules and whom the Board has determined to be “independent”.

Audit Committee. The Audit Committee is currently comprised of Mr. Albert McLelland, Mr. Xianghua Li and Mr. Guoyou Zhang with Mr. Albert McLelland as the chairman, each of whom are “independent” as that term is defined by SEC rules and under the NASDAQ listing standards. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm. The Audit Committee has the authority to review and approve transactions between the Company and its directors, officers and affiliates.

Compensation Committee. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The members of the Compensation Committee are Mr. Guoyou Zhang, Mr. Xianghua Li and Mr. Xuewen Xiao, with Mr. Guoyou Zhang as the chairman. All of whom are “independent” directors.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for preparing the list of candidates to fill the expiring terms of directors on our Board of Directors. The committee submits the list of candidates to the Board of Directors who determines which candidates will be nominated to serve on the Board of Directors. The nominees are then submitted for election at the annual meeting of stockholders. The committee also submits to the entire Board of Directors, a list of candidates to fill any interim vacancies on the Board of Directors resulting from the departure of a member of the Board of Directors for any reason prior to the expiration of his term. In recommending candidates for the Board of Directors, the committee keeps in mind the functions of this body.

The committee considers various criteria, including the ability of the individual to meet SEC and NASDAQ “independence” requirements, general business experience, general financial experience, knowledge of the company’s industry (including past industry experience), education, and demonstrated character and judgment. The committee will consider director candidates recommended by a stockholder if the stockholder mails timely notice to the secretary of the Company at its principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under the SEC rules and under NASDAQ listing standards and (vi) the name, address, class and number of shares of company stock held by the nominating stockholder.

Any person nominated by a stockholder for election to the Board of Directors will be evaluated based on the same criteria as all other nominees. The committee also oversees our adherence to our corporate governance standards. The members of the committee are Mr. Xuewen Xiao, Mr. Guoyou Zhang, and Mr. Xianghua Li, with Xuewen Xiao as the chairman.

The Board had  9  meetings during last fiscal year.  All members attended at least 75% of the meetings.

Code of Ethics

We have adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to our principal executive, financial and accounting officers. China Fire & Security Group, Inc. will provide a copy of its code of ethics, without charge, to any person that requests it. Requests should be addressed in writing to Bin Gu, Company Secretary-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s executive compensation program is designed to pay key management personnel competitive remuneration based on the authority, responsibility and accountability of the position held by the individual. In addition, the Company considers the competitive environment relative to compensation paid to senior management with comparable job scopes in companies in related industries and of the same approximate size.

Our senior officers receive compensation in the form of salaries, annual bonuses, stock options and restricted stock. We have entered into service agreements with each of our senior officers. None of these service agreements provide benefits to our senior officers upon termination.

An understanding of our executive compensation program begins with an understanding of the objectives the program is intended to serve. These include:

•	Offering competitive compensation. We seek to offer a compensation package that is attractive and competitive with the compensation practices of the peer companies with which we compete for talent.
•
Rewarding performance. Our compensation program is intended to closely align executive compensation with performance by tying a significant portion of compensation to the achievement of financial and other Company goals and the executive’s contributions to the accomplishment of those goals.

•
Aligning the interests of our executives with those of our shareholders. A significant portion of the total compensation paid to our key Executive Officers is in the form of equity-based compensation. This serves to further align the interests of our executives with those of our shareholders.

Elements of Our Executive Compensation Programs

Our Compensation mainly consists of two parts, Cash Compensation and Equity Incentive Compensation. The Cash Compensation consists of Base Salary and Bonus. The Equity Incentive Compensation aligns executives’ and shareholders’ interests by providing executives an ownership stake in the Company.

Base Salary: Base salaries for our named executives are set based on their professional qualifications and experiences, education background, scope of their responsibilities, taking into account competitive market compensation levels paid by other similar-sized companies for similar positions and reasonableness and fairness when compared to other similar positions of responsibility within the Company. Base salaries are reviewed annually by the Compensation Committee and may be adjusted annually as needed.

Bonus: To achieve our goal of pay-for-performance, bonuses will be paid to our named executives when company financial goals are achieved. The bonus is typically a percentage of the Base Salary and is part of the cash compensation of our named executives. The Compensation Committee has determined that when the Company actual financial results are better than the guidance provided by the Company, the bonuses will be paid in full. Otherwise, no bonuses will be paid to our named executives.  The financial guidance was determined based on the condition of the industry and industry trends in the fire protection market and the historical financial performance of the Company. The financial guidance approved by the board of directors in fiscal year 2009 was $88 million in revenue and $30.2 million in pre-tax income, representing 28% and 22% growth respectively compared to the results in fiscal year 2008. The actual financial results in 2009 were $81.0 million in revenue and $28.5 million in pre-tax income, which missed the financial guidance. Consequently, the bonuses to Mr. Brian Lin and Mr. Xiaoyuan Yuan were not paid in fiscal year 2009.

 Equity Incentive Compensation. A key element of our pay-for-performance philosophy is our reliance on performance-based equity awards through the Company’s stock option plan. This program aligns executives’ and shareholders’ interests by providing executives an ownership stake in the Company. Our Compensation Committee has the authority to award equity incentive compensation, i.e. stock options, to our executive officers in such amounts and on such terms as the Compensation Committee determines in its sole discretion. The Compensation Committee reviews each executive’s individual performance and his or her contribution to our strategic goals and determines the amount of stock options or the restricted shares to be awarded towards the end of the fiscal year. The exercise price for stock options was the closing market price on the date of the grant.

The following is a discussion of our executive compensation program and the compensation decisions made for fiscal year 2009 with respect the executive officers named in the Compensation Table on page 45.

In 2009, the Compensation Committee, which is responsible for approving and overseeing executive compensation, accepted recommendations from senior management and reviewed such recommendations with market data to determine the compensation to be paid to the Company’s executive officers.  Important determining factors included the Company’s financial performance, the level of compensation paid to similarly situated executives in comparably-sized public companies and the contributions made by each of the executive officers to the success of the Company.

How Executive Compensation is Determined

The Compensation Committee of the company seeks to offer our executives compensation packages that are attractive and competitive with compensation practices of the peer companies with which we might compete for talent. The Compensation Committee has determined that a peer company would have the following characteristics:

•	majority of the business is providing solutions and systems to industrial customers in China

•	listed on a major exchange in the United States with market capitalization between US$200 million to US$800 million

The Compensation Committee collected the executive compensation information of the following companies (“Comparison Group”) during the course of discussing and finalizing the compensation for our executives.

		Fiscal Year 2008
		Salary ($)	Option ($)	Total ($)
1	China Security & Surveillance (CSR)
	CEO	322,108	1,327,715	1,649,823
	CFO	191,992	962,087	1,154,079

2	China Information Security Technology, Inc. (CPBY)
	CEO	82,732	-	82,732
	CFO	60,360	-	60,360

3	COGO Group, Inc. (COGO)
	CEO	74,940	322,719	397,659
	CFO	100,000	388,940	488,940

4	Harbin Electric, Inc. (HRBN)
	CEO	26,470	45,784	72,254
	CFO	15,882	31,856	47,738

5	Shengdatech, Inc. (SDTH)
	CEO	300,000	-	300,000
	CFO	120,000	-	120,000

6	Wonder Auto Technology, Inc. (WATG)
	CEO	90,000	117,281	207,281
	CFO	60,000	78,188	138,188

		Highest	Lowest
	CEO	1,649,823	72,254
	CFO	1,154,079	47,738

The Compensation Committee conducted a comparison of the proposed executive compensation structure and practices to those of the Comparison Group, including base salary, target bonus and equity grants. The market analysis developed was used to determine pay targets for 2009.

In 2009, the proposed compensation for Mr. Brian Lin is as follows:

Cash Compensation: $120,000 where the Base Salary is $84,000 (70%) and the Bonus is $36,000 (30%). The Bonus will be paid in full if the company’s actually financial results meet or beat the financial guidance approved by the board of directors and released to the public. Otherwise, no Bonus will be paid to Mr. Brian Lin.

Equity Compensation: On January 2nd, 2009, the Company issued 300,000 stock options to Brian Lin, with exercise price at $6.81 which was the closing price of the Company stock on December 31, 2008. By the end of the year 2009, 56,250 shares of options were vested.

In 2009, the proposed compensation for Mr. Xiaoyuan Yuan is as follows:

Cash Compensation: $60,000 where the Base Salary is $48,000 (80%) and the Bonus is $12,000 (20%). The Bonus will be paid in full if the company’s actually financial results meet or beat the financial guidance approved by the board of directors and released to the public. Otherwise, no Bonus will be paid to Mr. Xiaoyuan Yuan.

Equity Compensation: Per stock option agreement dated July 1, 2007, 5,000 shares of options with exercise price at $6.70 were vested to Mr. Xiaoyuan Yuan during the year of 2009. There is no additional equity based compensation for Xiaoyuan Yuan in 2009..

Based on its review in 2009, the Compensation Committee concluded that the structure of CFSG’s proposed compensation program is reasonably consistent with industry practices.  The target parameters for the compensation of Mr. Gangjin Lin, our current CEO, Mr. Brian Lin, our current CFO, who served as our CEO for the majority of 2009 and Mr. Xiaoyuan Yuan, our current Principal Accounting Officer were determined based on the range of compensation for the above Comparison Group. The actual compensation for Mr. Gangjin Li in fiscal year 2009 was $96,107, which fell within the targeted parameters of $72,254 and $1,649,823 for CEOs. The actual compensation for Mr. Brian Lin in fiscal year 2009 was $399,854, which fell within the targeted parameters of $47,738 and $1,154,079 for CFOs. The actual compensation for Mr. Xiaoyuan Yuan in fiscal year 2009 was $62,300, which is below the targeted parameters of $47,738 and $1,154,079 for CFOs. With only one month left in the year 2009 since Mr. Gangjin Li assumed his former role as the CEO of the Company, the Compensation Committee decided not to make any changes in 2009 and to provide a new compensation package for Mr. Gangjin Li from year 2010.

The Compensation Committee reviewed and approved the compensation paid to the named executives of the company as listed in the Compensation Table. Recommendations for annual increases in compensation to named executives other than our CEO are recommended by our CEO. These recommendations are presented to the Compensation Committee and are subject to their approval. The annual increase in compensation of the CEO was both recommended and approved by our Compensation Committee Pay increases for non-named employee will be at the discretion of the employee’s supervisor and subject to senior management approval.

Stock-Based Compensation Plans

In 2008, our board of directors and shareholders adopted our 2008 Omnibus Long-term Incentive Plan. The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and cash awards. At the time of adoption, 2,000,000 common shares were reserved for issuance under the plan. The plan has a term of ten years but may be terminated earlier by our board of directors.

On January 2, 2009, pursuant to the Company's 2008 Omnibus Long-term Incentive Plan, the Company's Board of Directors authorized the issuance of options to purchase 1,000,000 shares for its employees with options to purchase a total of 800,000 shares issued to executive officers.  The options will vest evenly each quarter over the following four years, starting from the first quarter of 2009.

Based on the compensation reported by the Company for 2008 and 2009, the Committee determined that the overall compensation for the management team and some key employees of the Company are below the market or at the low end of the market, compared to public companies of similar size in China. The Committee deems it in the best interests of the Company and its shareholders to bring the level of compensation for its management and key employees to that of the market and to issue shares of restricted stock to supplement cash compensation for its management and key employees in order to provide incentives to and retain qualified employees. The Committee recommended that shares of the restricted stock be issued pursuant to the terms and conditions of the Company’s 2008 Omnibus Long Term Incentive Stock Option Plan for its officers and key employees, to supplement the cash compensation of these officers and key employees for the next four years. The committee further recommend to issue one million shares of the restricted stock which will vest from the date of issuance, in four equal installments, with one installment due every twelve months.

On December 1, 2009, pursuant to the Company's 2008 Omnibus Long-term Incentive Plan, the Company's Board of Directors authorized the issuance of 1,000,000 shares of restricted stocks to its employees, with 285,000 shares of restricted stocks issued to the executive officers.  The restricted stocks will vest evenly at the end of each year over the following four years, starting from November 30, 2010.

Compensation Policies and Practices as Related to Risk Management

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs. In particular, the Compensation Committee assessed whether any such programs encourage excessive or inappropriate risk taking. The Compensation Committee considered the allocation of compensation among base salary, bonus and equity-base compensation, our approach to establishing company-wide and individual financial, operational and other performance targets, with payouts at multiple levels of performance and minimum levels of achievement, and evaluation of key performance metrics, each of which assists in mitigating excessive risk-taking that could harm our value. The assessment resulted in a determination that our current compensation programs, practices or policies facilitate the appropriate balance between prudent business risk and resulting compensation that does not encourage excessive risk-taking or create potential risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Table

Name & Principal Position	Year	Salary	Bonus	Option* Awards		Restricted Stocks	Total

Gangjin Li**, Chairman and CEO	2009	$65,800		$		$30,307	$96,107
	2008	65,800	—		8,400	—	74,200
	2007	65,800	—		62,550	—	128,350
Brian Lin***, CFO	2009	$84,000			$289,500	$26,354	$399,854
	2008	84,000	36,000		4,200	—	124,200
	2007	120,000	—		31,275	—	151,275
Tongzhou Qin***, CFO	2009	—	—		—	—	—
	2008	—	—		—	—	—
	2007	—	—		—	—	—
Xiaoyuan Yuan, Principal Accounting Officer	2009	$48,000			$14,300		$62,300
	2008	36,800	—		14,300	—	51,100

* The assumptions made in valuing the option were disclosed in the financial statements Note 14.
** On December 2009, Mr. Gangjin Li resumed his former role as our CEO but relinquished his roles as Chairman and CEO on March 30, 2010 due to the relapse of his illness.
*** December 2009, Mr. Brian Lin resigned as Chief Executive Officer and was appointed as our CFO.  On March 30, 2010, he resumed his role as CEO.  On July 21, 2010, Mr. Tongzhou Qin was appointed the CFO of the Company to replace Mr. Brian Lin’s position  as the acting CFO. Mr. Lin remains the CEO of the Company.

Grants of Plan-Based Awards

The following table provides information relating to our grants of plan-based awards in the fiscal year ended December 31, 2009.

Name	Restricted stocks/Options	Grant date	Total share number of future payouts	Base/exercise price of restricted stock/option awards ($/Sh)	Grant date fair value of restricted stock/option awards ($)
Gangjin Li	Restricted stocks	Dec. 1st, 2009	115,000	12.65	1,454,750
Brian Lin	Options	Jan. 2nd, 2009	300,000	6.81	1,105,200
	Restricted stocks	Dec. 1st, 2009	100,000	12.65	1,265,000

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options and restricted stock that has not vested, and equity incentive plan awards for our named executive officers outstanding as of December 31, 2009.

		Equity Awards
Name	Option/Restricted Stock	Number of Securities Underlying Unexercised Options (#) Exercisable/Restricted Stocks	Number of Securities Underlying Unexercised Options (#) Unexercisable/Restricted Stocks (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)/Stock Base Price ($)	Option Expiration Date
Gangjin Li	Option	300,000	-	-	1.25	Jun. 30, 2016
	Restricted Stock	-	115,000	115,000	12.65
Brian Lin	Option	150,000	-	-	1.25	Jun. 30, 2016
	Option	56,250	243,750	243,750	6.81	Jan. 1, 2014
	Restricted Stock	-	100,000	100,000	12.65
Xiaoyuan Yuan	Option	12,500	7,500	7,500	6.70	June 30, 2012

Option Exercises and Stock Vested

No options were exercised and no shares of stock were vested in 2009

Pension Benefits

The Company does not have any pension plans for its officers.

Nonqualified Deferred Compensation

There was no nonqualified deferred compensation for the officers in 2009.

  Potential Payment Upon Termination or Change in Control

The Company currently does not have payment arrangements for its officers upon termination or change in control.

Director Compensation

The following table provides information concerning compensation paid by us to our directors during the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Guoyou Zhang		21,114					21,114
Xuewen Xiao		21,114					21,114

Xianghua Li	17,595	17,595
Albert McLelland	55,000	55,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Analysis and Discussion with the management of the Company. Based on the review and the discussions, the Compensation Committee recommended to Board of Directors that the Compensation Analysis and Discussions be included in the Company’s annual report on Form 10-K. The members of the Compensation Committee are:

Mr. Guoyou Zhang, Chairman
Mr. Xianghua Li
Mr. Xuewen Xiao

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that the “Corporation may indemnify any Officer or Director, or any former Officer or Director, the full extent permitted by law.”

Section 607.0850 of the Florida Statutes provides:

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) Definitions (omitted).

(11) Definitions (omitted).

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than ten percent (10%) to report their beneficial ownership of equity interests in the company to the SEC. Their initial reports are required to be filed using the SEC's Form 3, and they are required to report subsequent purchases, sales, and other changes using the SEC's Form 4, which must be filed within two business days of most transactions. Officers, directors, and persons owning more than 10% of our capital shares are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a).

Certain Relationships And Related Transactions and Director Independence

The Company has accounts receivable from Hubei Shou An Changjiang Fire Protection Co., Ltd. (“Hubei Shou An”), in which the Company has a 19% ownership interest. The receivable due from Hubei Shou An was $155,433 and $114,388 as of December 31, 2009 and December 31, 2008, respectively, resulted from product sales. This amount is expected to be repaid by December 31, 2010 in cash.

The Company also has another receivable from Hubei Shou An. The balance of the additional receivable due from Hubei Shou An was $396,359 and $351,835 as of December 31, 2009 and December 31, 2008, respectively.  This balance was for operating capital in Hubei Shou and is expected to be repaid by December 31, 2010 in cash.

The Company has accounts payable to Tianjin Tianxiao Fire Safety Equipment Co., Ltd., in which the Company has 16.7% ownership interest. The accounts payable to Tianjin Tianxiao Fire Safety Equipment Co., Ltd. was $272,994 and $0 as of December 31, 2009 and 2008,

respectively, and resulted from product purchase of $1,245,792 and processing fees of $220,050 for the six months ended December 31, 2009 after the restructuring of 83.3% ownership in Tianxiao Equipment.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by Company Secretary at B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People’s Republic of China, no later than the close of business on May 3, 2011. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.chinafiresecurity.com/ after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

October 26, 2010	By Order of the Board of Directors

/s/ Brian Lin
CEO

CHINA FIRE & SECURITY GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON December 10, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA FIRE & SECURITY GROUP, INC., a Florida corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 26, 2010, and hereby constitutes and appoints Mr. Brian Lin, the Company’s Chief Executive Officer, with full power of substitution in him, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held on December 10, 2010, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

Transfer Online is the Transfer Agent handling the Proxy ballot for the Annual Meeting of Stockholders of China Fire & Security Group, Inc. All shareholders have two voting options: 1) send in the enclosed proxy ballot; or 2) go online at www.transferonline.com/proxy  and cast your ballot electronically.

Your Proxy Code is: 240
Your Authorization Code is: (Unique to each shareholder)

Instructions for voting electronically:
1.	Go to www.transferonline.com/proxy
2.	Enter your Proxy Code and Authorization Code
3.	Press Continue
4.	Make your selections
5.	Press Vote Now

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: ☐

Weigang Li
Brian Lin
Weishe Zhang
Guoyou Zhang
Xuewen Xiao
Xianghua Li
Albert McLelland

Withhold authority for the following:

☐    Weigang Li
☐    Brian Lin
☐    Weishe Zhang
☐    Guoyou Zhang
☐    Xuewen Xiao
☐    Xianghua Li
☐    Albert McLelland

2	To ratify Frazer Frost, LLP as the independent accountant for the fiscal year ending December 31, 2010;

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A

NOMINEE NAMED IN THE PROXY STATEMENT DATED OCTOBER 26, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated October 26, 2010 and the 2009 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name ______________________________________

Name (if joint)
___________________________________________

Date _____________, 2010

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Appendix A

CHINA FIRE SECURITY GROUP, INC.
CHARTER FOR THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee Charter for adequacy and recommend any changes to the Board.

2.
Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.
Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.
Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

6.
Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.
Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.
Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.
For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance that the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.
Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.
Following completion of the annual audit, review separately with the independent accountants, appropriate members of the Company’s finance and accounting staff and management any significant difficulties encountered during the course of the audit.

14.
Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.
Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18.
Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and appropriate members the Company’s finance and accounting staff, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the Companies Law of State of Florida in the U.S. (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

Appendix B

CHINA FIRE SECURITY GROUP, INC.

CHARTER FOR THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

1.	PURPOSE

The Nominating and Corporate Governance (the “Committee”) shall oversee, review, and make periodic recommendations concerning the Company’s corporate governance policies, and shall recommend candidates for election to the Company’s Board of Directors (the “Board”).

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors each of whom shall be an “independent director” as required by the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out the purpose set forth in Section 1 above, the Committee shall:

1.	Identify and review candidates for the Board and recommend to the full Board candidates for election to the Board.

2.
Review from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board.

3.	Periodically review the Company’s corporate governance policies and recommend to the Board modifications to the policies as appropriate.

4.	Have full access to the Company’s executives as necessary to carry out this responsibility.

5.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

6.	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

7.	Report to the Board on the major items covered at each Committee meeting.

4.	COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the Companies Law of State of Florida in the U.S. (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

Appendix C

CHINA FIRE SECURITY GRUOP, INC.

CHARTER FOR THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

1.	PURPOSE

The Compensation Committee’s (the “Committee”) basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2.	COMPOSITION OF THE COMMITTEE

The Committee will consist of not less than two directors, each of whom will be an “independent director” as required by the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”), and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the “Board”) at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

1.	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

2.	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

3.
Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other officers within the meaning of Rule 16a-1(f) issued by the SEC (“Officers”), and communicate in the annual Board Compensation Committee Report to stockholders the factors and criteria on which the Chief Executive Officer and all other executive officers’ (within the meaning of Rule 3b-7 issued by the SEC) compensation for the last year was based.

4.	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s Officers.

5.
Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

6.
With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or Officers.

7.
Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not Officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

8.
Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

9.	Approve for submission to the stockholders stock option or other equity incentive plans or amendments thereto to the extent required by applicable rules of the SEC and Nasdaq.

10.
Oversee and periodically review the operation of all of the Company’s employee benefit plans, including but not limited to the Section 401(k) Plan and the Employee Stock Purchase Plan. Responsibility for day-today administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

11.	Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to Officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

12.	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

13.	Approve separation packages and severance benefits for Officers to the extent that the packages are outside the ordinary plan limits.

14.
Exercise, as necessary and appropriate, all of the authority of the Board with respect to the election of corporate officers of the Company during the periods between the regular meetings of the Board.

15.	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

16.
Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s Officers and other key employees.

17.
Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

18.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

19.	Review the Committee Charter from time to time and recommend any changes to the Board.

20.	Report to the Board on the major items covered at each Committee meeting.

Notwithstanding the foregoing, any action of the Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

4.	COMMITTEE MEETINGS

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee will be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the Companies Law of State of Florida in the U.S. (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.